SEVENTH AMENDMENT TO RETAIL FUND PARTICIPATION

AGREEMENT

This instrument (“Amendment”) amends the Retail Fund Participation Agreement dated September 29, 2000, as amended (the “Agreement”), among Talcott Resolution Life Insurance Company (formerly named Hartford Life Insurance Company) (the “Company”), a stock life insurance company organized under the laws of Connecticut, acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”); The Dreyfus Corporation (the “Advisor”), a New York corporation; MBSC Securities Corporation, a New York corporation (the “Underwriter”); and those funds listed on Schedule B attached hereto (the “Funds”). Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, on January 1, 2013, MassMutual acquired the Company’s Retirement Plans Group business (the “RPG Business”); and

WHEREAS, in connection with the acquisition of the RPG Business, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013, relating to the RPG Business, associated with and including the Contracts, the Separate Accounts, and the Company’s servicing agreements with the Plans; and

WHEREAS, pursuant to said Administrative Services Agreement, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company’s obligations with respect to such RPG Business; and

WHEREAS, the parties acknowledge that Hartford Life Insurance Company has changed its name to Talcott Resolution Life Insurance Company;

WHEREAS, the parties desire to amend Schedules A and B of the Agreement; and

WHEREAS, the parties desire to clarify the entities making payments, and the services performed, pursuant to the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                  The following shall be added as a new Section 2.12 of Article II (Representations and Warranties) of the Agreement:

2.12. The Company agrees to be responsible for all actions and inactions of MassMutual and for any loss that arises out of MassMutual’s performance of the Company’s obligations under this Agreement.

2.                  Schedule A of the Agreement is deleted in its entirety and replaced with new Schedule A attached hereto.

3.                   Schedule B of the Agreement is deleted in its entirety and replaced with new Schedule B attached hereto.

4.                   The first paragraph of Schedule B of the Agreement, which was added in the Sixth

Amendment to the Agreement dated May 31, 2008, is hereby deleted in its entirety and replaced with the following:

In consideration of the services provided by the Company (including the following plan services: participant recordkeeping, participant reporting, transaction processing, fund/investment selection and monitoring, employee enrollment and/or education, and plan balance rollover or separation services), the Underwriter agrees to pay the Company an amount equal to the following basis points per annum on the average amount invested by the Company’s Separate Account(s) in each Fund under this Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar month.

5.                 No fees shall be due or payable on any BNY Mellon Funds Trust Fund or Class Y shares of any Fund.

6.                  Section 8.1 of the Agreement is amended by adding the following new sub-section (h):

(h)  If fees are to be received pursuant to a Service Plan, a Distribution Plan or similar plan, this paragraph shall apply, notwithstanding anything in this Agreement to the contrary. This Agreement shall continue so long as it is approved at least annually by the applicable Fund’s Board of Directors or Trustees. Such continuance must be approved specifically at least annually by a majority of(i) the Fund’s Board of Directors and Trustees and (ii) the Fund’s Directors and Trustees that are not “interested persons” (as defined in the Investment  Company Act of 1940, as amended (the “1940 Act”)) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, at any time, by vote of a majority of the Fund’s Directors or Trustees who are not “interested persons” (as defined in the 1940 Act) and have no direct or indirect financial interest in this Agreement or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days’ notice to you. Notwithstanding anything contained herein, if you fail to perform the shareholder servicing and/or administrative and/or distribution functions contemplated herein, as applicable, this Agreement shall be terminable by us as to any or all of the Funds effective upon receipt of notice thereof by you. This Agreement also shall terminate  automatically  in the event  of its “assignment” (as defined in the 1940 Act).

7.                  This Amendment to the Agreement shall be deemed to be effective as of March 1, 2019.

8.                  Except as otherwise specifically provided for herein, the Agreement shall remain in full force and effect.

9.                  This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed by their duly authorized officers.

TALCOTT RESOLUTION LIFE		THE DREYFUS CORPORATION
INSURANCE COMPANY
By Massachusetts Mutual Life Insurance
Company, Its Administrator

By:	[Redacted]	By:	[Redacted]
Print Name:	[Redacted]	Print Name:	[Redacted]
Title:	Head of Investment Solutions Innovation	Title:	Chief Operating Officer
Date:	4/22/19	Date:	4/9/19

MBSC SECURITIES CORPORATION		THOSE FUNDS LISTED ON SCHEDULE B

By:	[Redacted]	By:	[Redacted]
Print Name:	[Redacted]	Print Name:	[Redacted]
Title:	Senior Vice President	Title:	Vice President and Secretary
Date:	4/12/19	Date:	4/10/19

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of Connecticut to set aside the invest assets attributable to the Contracts.

Ticker	Fund Code	Fund Name
		Index
DBIRX	0710	Bond Market Index, Cl I
DBMIX	0310	Bond Market Index, Inv Sh
DSPIX	0713	Institutional S&P 500 Stock Index, Cl I
DIISX	0079	International Stock Index, Inv. Sh
PESPX	0113	Midcap Index, Inv. Sh
PEOPX	0078	S&P 500 Index
DISSX	0077	Smallcap Stock Index, Inv. Sh
		Bond Funds
DSDYX	0369	Dreyfus/Standish Global Fixed Inc, Cl Y
DPLTX	0029	High Yield, Cl A
DLHRX	0759	High Yield, Cl I
DIASX	0589	Inflation Adjusted Securities, Cl I
DIAVX	0588	Inflation Adjusted Securities, Inv Sh
DIBAX	6091	International Bond, Cl A
DIBRX	6094	International Bond, Cl I
DIBYX	0368	International Bond, Cl Y
DSTIX	0083	Short Term Income, Cl D
GPGAX	6100	U.S. Mortgage, Cl A
DRGMX	0265	U.S. Mortgage, Cl Z
DSIGX	0542	Ultra Short Income, Cl Z
DSIAX	6148	Unconstrained Bond, Cl A
DSTRX	6150	Unconstrained Bond, Cl I
		Equity Funds
DNLDX	0085	Active MidCap, Cl A
DNLRX	0272	Active MidCap, Cl I
DGAGX	0141	Appreciation, Inv Sh
DBOAX	6000	Balanced Opportunity, Cl A
DBORX	6003	Balanced Opportunity, Cl I
THPBX	6005	Balanced Opportunity, Cl J
DBOZX	6115	Balanced Opportunity, Cl Z

Ticker	Fund Code	Fund Name
DDSTX	0728	Disciplined Stock
DFPAX	6209	Diversified International, Cl A
DFPIX	6211	Diversified International, Cl I
DREVX	0026	Dreyfus Fund
AVGAX	6140	Dynamic Total Return, Cl A
AVGRX	6142	Dynamic Total Return, Cl I
DRFMX	0327	Emerging Markets, Cl A
DRPEX	0242	Emerging Markets, Cl I
DQIAX	6144	Equity Income, Cl A
DQIRX	6146	Equity Income, Cl I
DEQAX	6175	Global Equity Income, Cl A
DQEIX	6177	Global Equity Income, Cl I
DGLAX	6159	Global Stock, Cl A
DGLRX	6161	Global Stock, Cl I
DGRIX	0010	Growth & Income
DIEAX	0720	International Equity, Cl A
DIERX	0733	International Equity, Cl I
DISAX	6155	International Stock, Cl A
DISRX	6157	International Stock, Cl I
DNLAX	6006	Natural Resources, Cl A
DLDRX	6009	Natural Resources, Cl I
DMCVX	0258	Opportunistic Midcap Value, Cl A
DVLIX	6230	Opportunistic Midcap Value, Cl I
DMCYX	0371	Opportunistic Midcap Value, Cl Y
DSCVX	0253	Opportunistic Small Cap Fund, Inv. Sh
DREQX	0018	Research Growth, Cl Z
DAGVX	0257	Strategic Value, Cl A
DRGVX	0668	Strategic Value, Cl I
DPSAX	0936	Structured Midcap, Cl A
DPSRX	0939	Structured Midcap, Cl I
DTCAX	0207	Sustainable U.S. Equity, Cl A
DRTCX	0210	Sustainable U.S. Equity, Cl I
DRTHX	0035	Sustainable U.S. Equity, Cl Z
DTMGX	0149	Tax Managed Growth, Cl A
DPTRX	6109	Tax Managed Growth, Cl I
DTGRX	0255	Technology Growth, Cl A
DGVRX	0262	Technology Growth, Cl I
PGROX	0070	Worldwide Growth, Cl A
DPWRX	0768	Worldwide Growth, Cl I Money Funds
		Cash Management Funds - Institutional Shares

Ticker	Fund Code	Fund Name
DICXX	0288	Cash Management, Inst Sh
DGCXX	0289	Government Cash Mgmt, Inst Sh
DIPXX	0227	Government Sec Cash Mgmt, Inst Sh
DTRXX	0521	Treasury & Agency Cash Mgmt, Inst Sh
DIRXX	0761	Treasury Securities Cash Mgmt, Inst Sh
		Cash Management Funds - Administrative Shares
DACXX	0566	Cash Management, Admin. Sh
DAGXX	0567	Government Cash Mgmt, Admin. Sh
DAPXX	0557	Government Sec Cash Mgmt, Admin. Sh
DTAXX	0568	Treasury & Agency Cash Mgmt, Admin. Sh
DARXX	0582	Treasury Securities Cash Mgmt, Admin. Sh
		Cash Management Funds - Investor Shares
DVCXX	0670	Cash Management, Inv Sh
DGVXX	0672	Government Cash Mgmt, Inv Sh
DVPXX	0610	Government Sec Cash Mgmt, Inv Sh
DTVXX	0673	Treasury & Agency Cash Mgmt, Inv Sh
DVRXX	0674	Treasury Securities Cash Mgmt, Inv Sh
		Cash Management Funds - Participant Shares
DPGXX	0597	Government Cash Mgmt, Part Sh
DGPXX	0587	Government Sec Cash Mgmt, Part Sh
DTPXX	0598	Treasury & Agency Cash Mgmt, Part Sh
DPRXX	0592	Treasury Securities Cash Mgmt, Part Sh

SCHEDULE B

In consideration of the services provided by the Company (including the following plan services: participant recordkeeping, participant reporting, transaction processing, fund/investment selection and monitoring, employee enrollment and/or education, and plan balance rollover or separation services), the Underwriter agrees to pay the Company an amount equal to the following basis points per annum on the average amount invested by the Company’s Separate Account(s) in each Fund under this Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar month. The provisions of this Agreement apply exclusively to Underwriter dealer code 005401. Company is solely responsible for providing the correct dealer code on each account.

				Revenue
	Fund		12B-1/Service	Sharing
Ticker	Code	Fund Name	Fee	Payment

		Index
DBIRX	0710	Bond Market Index, Cl I	0.00%	0.10%
DBMIX	0310	Bond Market Index, Inv Sh	0.25%	0.05%
DSPIX	0713	Institutional S&P 500 Stock Index, Cl I	0.00%	0.13%
DIISX	0079	International Stock Index, Inv. Sh	0.25%	0.10%
PESPX	0113	Midcap Index, Inv. Sh	0.25%	0.05%
PEOPX	0078	S&P 500 Index	0.25%	0.10%
DISSX	0077	Smallcap Stock Index, Inv. Sh	0.25%	0.10%
		Bond Funds
DSDYX	0369	Dreyfus/Standish Global Fixed Inc, Cl Y	0.00%	0.00%
DPLTX	0029	High Yield, Cl A	0.25%	0.25%
DLHRX	0759	High Yield, Cl I	0.00%	0.40%
DIASX	0589	Inflation Adjusted Securities, Cl I	0.00%	0.10%
DIAVX	0588	Inflation Adjusted Securities, Inv Sh	0.25%	0.10%
DIBAX	6091	International Bond, Cl A	0.25%	0.25%
DIBRX	6094	International Bond, Cl I	0.00%	0.40%
DIBYX	0368	International Bond, Cl Y	0.00%	0.00%
DSTIX	0083	Short Term Income, Cl D	0.20%	0.15%
GPGAX	6100	U.S. Mortgage, Cl A	0.25%	0.25%
DRGMX	0265	U.S. Mortgage, Cl Z	0.30%	0.05%
DSIGX	0542	Ultra Short Income, Cl Z	0.00%	0.20%
DSTAX	6148	Unconstrained Bond, Cl A	0.25%	0.25%
DSTRX	6150	Unconstrained Bond, Cl I	0.00%	0.40%
		Equity Funds
DNLDX	0085	Active Midcap, Cl A	0.25%	0.25%
DNLRX	0272	Active MidCap, Cl I	0.00%	0.40%
DGAGX	0141	Appreciation, Inv Sh	0.25%	0.25%
DBOAX	6000	Balanced Opportunity, Cl A	0.25%	0.25%
DBORX	6003	Balanced Opportunity, Cl I	0.00%	0.40%
THPBX	6005	Balanced Opportunity, Cl J	0.00%	0.25%

				Revenue
	Fund		12B-1/Service	Sharing
Ticker	Code	Fund Name	Fee	Payment
DBOZX	6115	Balanced Opportunity, Cl Z	0.00%	0.25%
DDSTX	0728	Disciplined Stock	0.10%	0.30%
DFPAX	6209	Diversified International, Cl A	0.25%	0.00%
DFPIX	6211	Diversified International, Cl I	0.00%	0.40%
DREVX	0026	Dreyfus Fund	0.00%	0.25%
AVGAX	6140	Dynamic Total Return, Cl A	0.25%	0.25%
AVGRX	6142	Dynamic Total Return, Cl I	0.00%	0.40%
DRFMX	0327	Emerging Markets, Cl A	0.25%	0.25%
DRPEX	0242	Emerging Markets, Cl I	0.00%	0.40%
DQIAX	6144	Equity Income, Cl A	0.25%	0.25%
DQIRX	6146	Equity Income, Cl I	0.00%	0.40%
DEQAX	6175	Global Equity Income, Cl A	0.25%	0.25%
DQEIX	6177	Global Equity Income, Cl I	0.00%	0.40%
DGLAX	6159	Global Stock, Cl A	0.25%	0.25%
DGLRX	6161	Global Stock, Cl I	0.00%	0.40%
DGRIX	0010	Growth & Income	0.30%	0.10%
DIEAX	0720	International Equity, Cl A	0.25%	0.25%
DIERX	0733	International Equity, Cl I	0.00%	0.40%
DISAX	6155	International Stock, Cl A	0.25%	0.25%
DISRX	6157	International Stock, Cl I	0.00%	0.40%
DNLAX	6006	Natural Resources, Cl A	0.25%	0.25%
DLDRX	6009	Natural Resources, Cl I	0.00%	0.40%
DMCVX	0258	Opportunistic Midcap Value, Cl A	0.25%	0.25%
DVLIX	6230	Opportunistic Midcap Value, Cl I	0.00%	0.40%
DMCYX	0371	Opportunistic Midcap Value, Cl Y	0.00%	0.00%
DSCVX	0253	Opportunistic Small Cap Fund, Inv. Sh	0.25%	0.15%
DREQX	0018	Research Growth, Cl Z	0.00%	0.40%
DAGVX	0257	Strategic Value, Cl A	0.25%	0.25%
DRGVX	0668	Strategic Value, Cl I	0.00%	0.40%
DPSAX	0936	Structured Midcap, Cl A	0.25%	0.25%
DPSRX	0939	Structured Midcap, Cl I	0.00%	0.40%
DTCAX	0207	Sustainable U.S. Equity, Cl A	0.25%	0.25%
DRTCX	0210	Sustainable U.S. Equity, Cl I	0.00%	0.40%
DRTHX	0035	Sustainable U.S. Equity, Cl Z	0.00%	0.25%
DTMGX	0149	Tax Managed Growth, Cl A	0.25%	0.25%
DPTRX	6109	Tax Managed Growth, Cl I	0.00%	0.40%
DTGRX	0255	Technology Growth, Cl A	0.25%	0.25%
DGVRX	0262	Technology Growth, Cl I	0.00%	0 .40%
PGROX	0070	Worldwide Growth, Cl A	0.25%	0.25%
DPWRX	0768	Worldwide Growth, Cl I	0.00%	0.40%

				Revenue
	Fund		12B-1/Service	Sharing
Ticker	Code	Fund Name	Fee	Payment

		Money Funds
		Cash Management Funds - Institutional Shares
DICXX	0288	Cash Management, Inst Sh	0.00%	0.00%
DGCXX	0289	Government Cash Mgmt, Inst Sh	0.00%	0.00%
DIPXX	0227	Government Sec Cash Mgmt, Inst Sh	0.00%	0.00%
DTRXX	0521	Treasury & Agency Cash Mgmt, Inst Sh	0.00%	0.00%
DIRXX	0761	Treasury Securities Cash Mgmt, Inst Sh	0.00%	0.00%
		Cash Management Funds - Administrative Shares
DACXX	0566	Cash Management, Admin. Sh	0.10%	0.00%
DAGXX	0567	Government Cash Mgmt, Adm in. Sh	0.10%	0.00%
DAPXX	0557	Government Sec Cash Mgmt, Admin. Sh	0.10%	0.00%
DTAXX	0568	Treasury & Agency Cash Mgmt, Adm in. Sh	0.10%	0.00%
DARXX	0582	Treasury Securities Cash Mgmt, Admin. Sh	0.10%	0.00%
		Cash Management Funds - Investor Shares
DVCXX	0670	Cash Management, Inv Sh	0.25%	0.00%
DGVXX	0672	Government Cash Mgmt, Inv Sh	0.25%	0.00%
DVPXX	0610	Government Sec Cash Mgmt, Inv Sh	0.25%	0.00%
DTVXX	0673	Treasury & Agency Cash Mgmt, Inv Sh	0.25%	0.00%
DVRXX	0674	Treasury Securities Cash Mgmt, Inv Sh	0.25%	0.00%
		Cash Management Funds - Participant Shares
DPGXX	0597	Government Cash Mgmt, Part Sh	0.40%	0.00%
DGPXX	0587	Government Sec Cash Mgmt, Part Sh	0.40%	0.00%
DTPXX	0598	Treasury & Agency Cash Mgmt, Part Sh	0.40%	0.00%
DPRXX	0592	Treasury Securities Cash Mgmt, Part Sh	0.40%	0.00%